United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2004

RADIOLOGIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23311	75-2648089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3600 JP Morgan Chase Tower

2200 Ross Avenue

Dallas, Texas 75201-2776

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 303-2776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Radiologix, Inc.

Current Report on Form 8-K

ITEM 1.01. Entry into a Material Definitive Agreement.

(a)(1) On October 29, 2004, Radiologix and its subsidiary Ide Imaging Partners, Inc. (“Ide Imaging Partners”) entered into an Asset Purchase Agreement with MICA Imaging, Inc. (“MICA”) and two of its affiliated companies. MICA has been the exclusive provider of diagnostic imaging equipment and equipment lease financing to Ide Imaging Partners under a perpetual contractual arrangement that was entered into by a predecessor of Ide Imaging Partners before Radiologix was formed.

(2) The Asset Purchase Agreement provides for Ide Imaging Partners to purchase both the equipment that it is leasing from MICA and MICA’s exclusive right to provide equipment lease financing. Ide Imaging Partners will pay approximately $15.2 million in cash to purchase the equipment and the financing right and will assume approximately $0.3 million of debt. Radiologix will also assume certain operating leases for equipment. The Asset Purchase Agreement prohibits MICA’s affiliated companies from competing with Ide Imaging Partners for two years after the date of closing within 30 miles of Ide Imaging Partners’ currently existing locations. The parties also agreed to indemnify each other in general for damages resulting from a breach of warranty or nonfulfillment of an obligation under the Asset Purchase Agreement, generally within two years after the date of closing. Radiologix guaranteed the obligations of Ide Imaging Partners under the Asset Purchase Agreement and MICA’s two affiliates guaranteed MICA’s obligations. Closing of the transaction is subject to satisfaction of due diligence requirements and other customary preclosing conditions. Closing is expected to be consummated by November 30, 2004, with an effective date of October 31, 2004.

Radiologix issued a press release on November 2, 2004, announcing the parties’ agreement to the transactions contemplated in the Asset Purchase Agreement. The press release is filed as an exhibit to this report.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release issued by the Registrant on November 2, 2004, relating to the Asset Purchase Agreement dated as of October 31, 2004, among Radiologix, Inc., Ide Imaging Partners, Inc., MICA Imaging, Inc., MI Imaging Holding, Inc., and PG Diagnostic Acquisitions, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 2, 2004

RADIOLOGIX, INC.

By:	/s/ Richard J. Sabolik
Richard J. Sabolik, Senior Vice President
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibits
99.1	Press Release issued by the Registrant on November 2, 2004, relating to the Asset Purchase Agreement dated as of October 31, 2004, among Radiologix, Inc., Ide Imaging Partners, Inc., MICA Imaging, Inc., MI Imaging Holding, Inc., and PG Diagnostic Acquisitions, Inc.